SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/x/	Soliciting Material Pursuant to Rule 14a-12
LA QUINTA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following is a letter that will be sent to shareholders of La Quinta Corporation and La Quinta Properties, Inc. (collectively, "La Quinta") on October 18, 2001 and which will be posted on La Quinta's website beginning on October 18, 2001.

October 18, 2001

Dear Fellow Shareholder:

Today we announced, subject to shareholder approval, a new corporate structure for The La Quinta Companies. After careful review, La Quinta has elected to forego its "grandfathered" paired share REIT status. Under the proposed restructuring, La Quinta Properties will remain a REIT and become a subsidiary controlled by La Quinta Corporation.

This new structure is needed for two reasons. First, La Quinta Properties' non-qualified REIT income would eventually exceed the limits allowed for REITs. This would result in the loss of REIT status, which would likely occur within the next 12 to 18 months. The restructuring will enable La Quinta Properties to maintain its REIT status. Second, due to various federal tax legislation adopted over the past several years, we are unable to grow our lodging business in our current "grandfathered" paired share structure. Our new structure will allow us to grow our lodging business through acquisitions, development, management, and franchising.

The restructuring will be seamless to you. You will exchange your current securities for new securities, and you will continue to own the same overall investment. Your interest in the overall value of The La Quinta Companies will remain unchanged, but the principal value will be in the stock of La Quinta Corporation rather than La Quinta Properties after the restructuring. Your tax basis will not change. La Quinta will continue to trade on the New York Stock Exchange.

By maintaining its REIT status, La Quinta Properties can pay dividends on a tax-efficient basis. Through a new security that will be issued to you as part of the restructuring, you will be entitled to an annual preferential dividend, if common stock dividends are declared, of $0.10 per share beginning in 2005.

Due to the importance and complexity of the new structure, we will be holding several informational sessions for our individual investors. Lunch will be provided. To attend one of the sessions listed below, please RSVP to La Quinta Investor Relations by dialing (972) 385-0286 and providing the number and name of attendees, the location you will be attending, and a telephone number where you can be reached.

November 13, 2001 12:00 noon—2:00 PM (CT) La Quinta Inn—Arlington 825 N. Watson Rd. Arlington, TX 76011 (817) 640-4142	November 14, 2001 12:00 noon—2:00 PM (ET) Crowne Plaza—West Palm Beach 1601 Belvedere Rd. West Palm Beach, FL 33406 (561) 689-6400	November 16, 2001 12:00 noon—2:00 PM (PT) Crowne Plaza—Orange Co. Airport 17941 Von Karman Ave. Irvine, CA 92614 (949) 863-1999

(continued on back)

The Companies have established a toll-free number (877-777-6560) for investors to call and request copies of public filings and press releases. In addition, investors can call this toll-free number and reach our Investor Relations Department to ask questions and the Companies will respond to investor inquiries based on publicly available information.

We have made tremendous progress in turning around The La Quinta Companies. Since your new management team joined the Companies last year, we have substantially reduced debt, strengthened the balance sheet, and improved the Companies' financial position. We have also made significant improvements in our lodging operations. In addition to preserving our REIT status, we believe the new structure will allow us to grow La Quinta through multiple avenues and, in return, increase shareholder value.

In early 2002, we will be formally asking for your support at stockholders' meetings. In the meantime, we have enclosed a press release summarizing the features and benefits of the proposed structure.

As you make travel plans, we would like to encourage you to stay with us at one of our La Quinta(R) Inns or La Quinta(R) Inn and Suites. Enclosed is a $10 cash-back coupon—part of our fall "You Stay, We Pay" travel campaign. To take advantage of this special offer, please call our toll-free reservations number at 1-800-531-5900 to inquire about locations and availability.

Thank you for your continued support of The La Quinta Companies.

Sincerely,

/s/ Francis W. Cash

Francis W. "Butch" Cash
President and Chief Executive Officer

Additional Information and Where To Find It

Information contained in this letter is not a substitute for the joint proxy statement La Quinta Corporation and La Quinta Properties, Inc. will file, in the prospectus that La Quinta Properties, Inc. may file, with the Securities and Exchange Commission. Investors are urged to read the joint proxy statement and, if applicable, the prospectus, which will contain important information, including detailed risk factors, when it becomes available. The joint proxy statement and other documents which will be filed by La Quinta Corporation and La Quinta Properties, Inc. with the Securities and Exchange Commission will be available free of charge at the SEC's website (www.sec.gov) or by directing a request when such a filing is made to La Quinta Corporation, 909 Hidden Ridge, Suite 600, Irving, Texas, Attn: Investor Relations, telephone (877) 777-6560; or by directing a request when such a filing is made to La Quinta Properties, Inc., 909 Hidden Ridge, Suite 600, Irving, Texas, Attn: Investor Relations, telephone (877) 777-6560.

The La Quinta Companies, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of La Quinta Corporation and La Quinta Properties, Inc. and their ownership of La Quinta Corporation and La Quinta Properties, Inc. stock is set forth in the proxy statement for The La Quinta Companies' 2001 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement when it becomes available.

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The following legends are required by Securities and Exchange Commission (SEC) regulations to appear on all written communications relating to the restructuring:

La Quinta Corporation, La Quinta Properties, Inc. and their directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from shareholders to approve the proposed restructuring transaction. Investors may obtain information about La Quinta Corporation,

La Quinta Properties, Inc. and such directors and executive officers of La Quinta Corporation and La Quinta Properties, Inc. and their ownership of La Quinta Corporation and La Quinta Properties, Inc. common stock by reading the joint proxy statement for The La Quinta Companies 2001 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement that will be filed, and the prospectus that may be filed, with the SEC in connection with the restructuring transaction when such documents become available.

THIS MATERIAL IS NOT A SUBSTITUTE FOR THE JOINT PROXY STATEMENT LA QUINTA CORPORATION AND LA QUINTA PROPERTIES, INC. WILL FILE, AND THE PROSPECTUS THAT LA QUINTA PROPERTIES, INC. MAY FILE, WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND, IF APPLICABLE, PROSPECTUS AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC REGARDING THE RESTRUCTURING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS MAY OBTAIN A FREE COPY OF THE JOINT PROXY STATEMENT AND, IF APPLICABLE, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV. THE JOINT PROXY STATEMENT AND, IF APPLICABLE, PROSPECTUS AND THESE OTHER DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM LA QUINTA CORPORATION BY DIRECTING A REQUEST TO LA QUINTA CORPORATION, 909 HIDDEN RIDGE, SUITE 600, IRVING, TEXAS, ATTN: INVESTOR RELATIONS, TELEPHONE (877) 777-6560.